Exhibit 10.3

STOCK ESCROW AGREEMENT

STOCK ESCROW AGREEMENT, dated as of November 18, 2019 (“Agreement”), by and among GREENVISION ACQUISITION CORP., a Delaware corporation (the “Company”), GREENVISION CAPITAL HOLDINGS LLC, a Delaware corporation and stockholder of the Company (“Sponsor”), ZHIGENG FU “Fu”), QI YE “Ye”, HE YU (“Yu”) and JONATHAN INTRATER (“Intrater”) and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation (“Escrow Agent”).

WHEREAS, the Company was formed by the Sponsor for the purpose of completing a merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination (a “Business Combination”) with one or more businesses or entities.

WHEREAS, the Company has entered into an Underwriting Agreement, dated November 18, 2019 (“Underwriting Agreement”), with I-BANKERS SECURITIES INCORPORATED. (the “Representative”) acting as representative of the several underwriters (collectively, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase 5,000,000 units (“Units”) of the Company, plus an additional 750,000 Units if the Representative exercises the over-allotment option in full. Each Unit consists of one share of the Company’s common stock, par value $0.00001 per share (“Common Stock”), and one warrant to purchase one share of Common Stock (“Warrant”), all as more fully described in the Company’s final Prospectus, dated November 18, 2019 (“Prospectus”) comprising part of the Company’s Registration Statement on Form S-1 (File No. 333-234282) under the Securities Act of 1933, as amended (“Registration Statement”), declared effective by the Securities and Exchange Commission on November 18, 2019 (“Effective Date”).

WHEREAS, in connection with the initial capitalization of the Company the Sponsor purchased an aggregate of 1,437,500 shares of Common Stock, of which 30,000 shares have been transferred to each of Yu and Intrater.

WHEREAS, the Sponsor has agreed as a condition of the sale of the Units to deposit its 1,377,500 shares of Common Stock of the Company in escrow with the Escrow Agent as hereinafter provided.

WHEREAS, each of Fu, Ye, Yu and Intrater (collectively referred to sometimes as the “Executives”) own the shares of Common Stock of the Company set forth on Exhibit A annexed hereto, and have each agreed to deposit such shares of the Company with the Escrow Agent as hereinafter provided.

WHEREAS, the Company, the Executives and the Sponsor desire that the Escrow Agent accept the shares of Common Stock, into escrow, to be held and disbursed as hereinafter provided.

IT IS AGREED:

1. Appointment of Escrow Agent. The Company, the Executives and the Sponsor hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2. Deposit of Shares. On or before the Effective Date, the Sponsor and the Executives shall have delivered to the Escrow Agent certificates (and applicable stock powers if requested by the Escrow Agent) representing such Sponsor’s and Executive’s respective shares of Common Stock set forth on Exhibit A hereto (“Escrow Shares”), to be held and disbursed subject to the terms and conditions of this Agreement. The Sponsor acknowledges that the certificate representing such Sponsor’s shares of Common Stock bears restrictive legends to reflect the deposit of such shares under this Agreement.

3. Disbursement of the Escrow Shares.

3.1 Notwithstanding Section 2, if the Underwriters do not exercise their over-allotment option to purchase an additional 750,000 Units of the Company in full within 45 days of the date of the Prospectus (as described in the Underwriting Agreement), each of the Sponsor and the Executive’s agree that the Escrow Agent shall return to the Company for cancellation, at no cost, the number of Escrow Shares held by each such holder determined by multiplying (a) the product of (i) 750,000 multiplied by (ii) a fraction, (x) the numerator of which is the number of Escrow Shares held by each such holder, and (y) the denominator of which is the total number of Escrow Shares, by (b) a fraction, (i) the numerator of which is 750,000 minus the number of shares of Common Stock purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 750,000. The Company shall promptly provide written notice to the Escrow Agent of the expiration or termination of the Underwriters’ over-allotment option and the number of Units, if any, purchased by the Underwriters in connection with their exercise thereof.

3.2 Except as otherwise set forth herein, the Escrow Agent shall hold the shares remaining after any cancellation required pursuant to Section 3.1 above (such remaining shares to be referred to herein as the “Escrow Shares”) until (i) with respect to 50% of the Escrow Shares, the earlier of (x) six (6) months after the date of the consummation of an initial Business Combination and (y) the date on which the closing price of the Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period following the consummation of the Business Combination and (ii) with respect to the remaining 50% of the Escrow Shares, six (6) months after the date of the consummation of an initial Business Combination (such period of time during which the Escrow Shares are held in escrow, the “Escrow Period”). The Company shall promptly provide notice of the consummation of an initial Business Combination to the Escrow Agent. Upon completion of the Escrow Period, the Escrow Agent shall disburse such amount of each Sponsor’s Escrow Shares to such Sponsor; provided, however, that if, within the Escrow Period, the Company (or the surviving entity) subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders of such entity having the right to exchange their shares of Common Stock for cash, securities or other property, then the Escrow Agent will, upon receipt of a notice executed by the Chairman of the Board, Chief Executive Officer or other authorized officer of the Company, in form reasonably acceptable to the Escrow Agent, certifying that such transaction is then being consummated or such conditions have been achieved, as applicable, release the Escrow Shares to the Sponsor. The Escrow Agent shall have no further duties hereunder after the disbursement of the Escrow Shares in accordance with this Section 3.2.

3.3 If the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated, then the Escrow Agent shall deliver the certificates representing the Escrow Shares to the Sponsor and Executives promptly after the public stockholders are paid the liquidating distributions and shall have no further duties hereunder.

4. Rights of Sponsor in Escrow Shares.

4.1 Voting Rights as a Stockholder. Subject to the terms of the Insider Letters described in Section 4.4 hereof and except as herein provided, the Sponsor shall retain all of their rights as stockholders of the Company as long as any shares are held in escrow pursuant to this Agreement, including, without limitation, the right to vote such shares.

4.2 Dividends and Other Distributions in Respect of the Escrow Shares. For as long as any shares are held in escrow pursuant to this Agreement, all dividends payable in cash with respect to the Escrow Shares shall be paid to the Sponsor, but all dividends payable in stock or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Shares” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3 Restrictions on Transfer. During the Escrow Period, the only permitted transfers of the Escrow Shares will be (i) to the Sponsor and the Company’s officers, directors, employees, consultants or their affiliates, (ii) to a Sponsor’s stockholders, partners or members upon the Sponsor’s liquidation, (iii) by bona fide gift to a member of the Sponsor’s immediate family or to a trust, the beneficiary of which is the Sponsor or a member of the Sponsor’s immediate family for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death of the Sponsor, (v) pursuant to a qualified domestic relations order binding on the Sponsor, (vi) to the Company for no value for cancellation in connection with the consummation of a Business Combination or (vii) by private sales of the Escrow Shares made at or prior to the consummation of a Business Combination at prices no greater than the price at which the Escrow Shares were originally purchased; provided, however, that except for clause (vi) or with the Company’s prior written consent, such permitted transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement and of the subscription agreements executed by the Sponsor or executives, as the case may be.

4.4 Subscription Agreements. Each of the Sponsor and Executives has executed a letter agreement with the Company and the Representative, dated as of the date hereto, the form of which is filed as an exhibit to the Registration Statement (“Subscription Agreement”), respecting the purchase of the securities of the Company owned by them, and the rights and obligations of such holder in certain events, including, but not limited to, the liquidation of the Company.

5. Concerning the Escrow Agent.

5.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent in good faith to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2 Indemnification. Subject to Section 5.8 below, the Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Shares held by it hereunder, other than expenses or losses arising from the gross negligence, fraud or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Shares or it may deposit the Escrow Shares with the clerk of any appropriate court or it may retain the Escrow Shares pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Shares are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3 Compensation. Subject to Section 5.8 below, the Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from the Company for all reasonable expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

5.4 Further Assurances. From time to time on and after the date hereof, the Company, the Executives and the Sponsor shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn the Escrow Shares over to a successor escrow agent appointed by the Company and approved by the Representative, which approval will not be unreasonably withheld, conditioned or delayed. If no new escrow agent is so appointed within the 60-day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Shares with any court it reasonably deems appropriate in the State of New York.

5.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by all of the other parties hereto; provided, however, that such resignation shall become effective only upon the appointment of a successor escrow agent selected by the Company and approved by the Representative, which approval will not be unreasonably withheld, conditioned or delayed.

5.7 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence, fraud or willful misconduct.

5.8 Waiver. The Escrow Agent hereby waives any right of set-off or any other right, title, interest or claim of any kind (“Claim”) in, or to any distribution of, the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and the Escrow Agent as trustee thereunder) and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

6. Miscellaneous.

6.1 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, Borough of Manhattan, for purposes of resolving any disputes hereunder. AS TO ANY CLAIM, CROSS-CLAIM, OR COUNTERCLAIM IN ANY WAY BASED UPON, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY.

6.2 Third Party Beneficiaries. Each of the parties to this Agreement hereby acknowledges that the Representative is a third-party beneficiary of this Agreement.

6.3 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may only be changed, amended, or modified by a writing signed by each of the parties hereto.

6.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.6 Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by email transmission:

If to the Company, to:

GreenVision Acquisition Corp.

One Penn Plaza, 36th Floor

New York, NY 10019

Attn: David Fu

Email: david.fu@glo.com.cn

If to Sponsor or any Executive , to his/her/its address set forth in Exhibit A.

and if to the Escrow Agent, to:

Continental Stock Transfer & Trust Company

1 State Street

New York, New York 10004

Attn: Steven Vacante

Email: svacante@continentalstock.com

A copy of any notice sent hereunder shall be sent to:

I-Bankers Securities Incorporated

365 Madison Ave 4th Floor

New York, NY 10017

Attn.: Mike McCrory, CEO

Email: mike@ibsgroup.net

with a copy to:

Schiff Hardin LLP

901 K Street NW

Suite 700

Washington, DC 20001

Attn: Ralph V. De Martino, Esq.

Email: rdemartino@schiffhardin.com

and:

Becker & Poliakoff LLP

45 Broadway, 17th Floor

New York, New York 10006

Attn: Brian C. Daughney, Esq.

Fax No.: (212) 599-3322

Email: bdaughney@beckerlawyers.com

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.7 Liquidation of the Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period specified in the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time.

6.8 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by fax or email/.pdf transmission shall constitute valid and sufficient delivery thereof.

[Signature Page Follows]

Escrow Agreement

Signature Page

WITNESS the execution of this Agreement as of the date first above written.

GREENVISION ACQUISITION CORP.

By:	/s/ Zhigeng Fu
Name:	Zhigeng (David) Fu
Title:	Chief Executive Officer

GREENVISION CAPITAL HOLDINGS LLC

By:	/s/ Zhigeng Fu
Name:	Zhigeng (David) Fu
Title:	Principal

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY

By:	/s/ Steven Vacante
Name:	Steven Vacante
Title:	Vice President

/s/ Zhigeng Fu	/s/ Qi Ye
Zhigeng (David) Fu	Qi (Karl) Ye

/s/ He Yu	/s/ Jonathan Intrater
He (Herbert) Yu	Jonathan Intrater

EXHIBIT A

Escrow Shares and Holder Information

Name and Address	Shares in Escrow

GreenVision Capital Holdings LLC	1,377,500 shares of Common Stock
No. 10-37C, Lane One, Weifang West Road,
Pudong District, Shanghai China 200122
Attn: David Fu, Chief Executive Officer

David Fu	0 shares
No. 10-37C, Lane One, Weifang West Road,
Pudong District, Shanghai 200122

Qi Ye	0 shares
No. 10-37C, Lane One, Weifang West Road,
Pudong District, Shanghai 200122

He Yu	30,000 shares
600 Ala Moana Blvd, Apt. 2903
Honolulu HI 96813

Jonathan Intrater	30,000 shares
223 Palmer Street
Palmer, MA 01069

Total	1,437,500 shares